Exhibit 10.1

FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This First Amendment to the Change in Control Agreement (this “Amendment”) is made and entered into effective as of April 28, 2018, by and between Insignia Systems, Inc., a Minnesota corporation (the “Company”), and Kristine Glancy (the “Executive”):

WHEREAS, the Company and Executive have entered into that certain Change in Control Agreement on April 8, 2016, with an effective date of May 9, 2016 (the “Existing Agreement”),

WHEREAS, the Company and the Executive desire to amend certain terms of the Existing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1. Section 4.1(A) of the Existing Agreement shall be revised and replaced in its entirety with the following:

“In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two hundred (200%) of the Executive’s annual base salary then in effect (or immediately prior to any reduction resulting in a termination for Good Reason, if applicable) (the “Change in Control Salary”).”

2. Section 16(P)(i) of the Existing Agreement shall be revised and replaced in its entirety with the following:

“a material diminution in the Executive’s authority, duties, or responsibilities or the assignment to Executive of duties or responsibilities that are materially inconsistent from those in effect immediately prior to the Change in Control, or the failure of the Company (or successor thereto) to continue as a publicly held corporation filing reports under the Exchange Act;”

3. In all other respects, the Existing Agreement shall remain unchanged and in full force and effect, including, without limitation, that the Effective Date (as defined in the Existing Agreement) shall remain unchanged.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to any principles of conflicts of laws which could cause the application of the laws of any jurisdiction other than the State of Minnesota.

5. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument

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IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date and year first written above.

INSIGNIA SYSTEMS, INC.

By: /s/ F. Peter Zaballos
Name: F. Peter Zaballos
Title: Chairman of the Board of Directors

KRISTINE GLANCY

By: /s/ Kristine Glancy